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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of (i) our reports dated December 8, 1998 with respect to the consolidated financial statements of NCI Building Systems, Inc., and August 5, 1998 with respect to the consolidated financial statements of Amatek
Holdings, Inc. and subsidiaries, in the Registration Statement (Form S-4) and related Prospectus of NCI Building Systems, Inc. for the registration of its $125 million Senior Subordinated Notes due 2009.

We also consent to the incorporation by reference therein of our report dated December 8, 1998 with respect to the financial statement schedule of NCI Building Systems, Inc. for the years ended October 31, 1998, 1997 and 1996 included in the Annual Report (Form 10-K) for 1998 filed with the Securities and Exchange Commission.

                                       /s/ ERNST & YOUNG LLP
                                       Ernst & Young LLP

Houston, Texas
June 3, 1999